POWER OF ATTORNEY

The undersigned, in his/her position as director and/or officer of Lincoln Life & Annuity Company of New York, hereby constitutes and appoints Janet Chrzan, Christine S. Frederick, Gary W. Parker, Robert O. Sheppard and Rise C. M. Taylor, individually, his/her true and lawful attorneys-in-fact, with full power to each of them to sign for him/her, in his/her name, in the capacity indicated below, any and all Registration Statements, amendments, exhibits, or other documents on Forms S-6, N-3, N-4 or N-6, or any successors or amendments to these Forms, filed with the Securities and Exchange Commission, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming his/her signature as they may be signed by any of the attorneys-in-fact to any such Registration Statement, amendment to said Registration Statement or other documents in connection therewith. The execution of this document by the undersigned hereby revokes any and all Powers of Attorney previously executed by said individual for this specific purpose.

Dated:  May 20, 2005


Signature                           Title

/s/ Frederick J. Crawford
------------------------------
Frederick J. Crawford               Director



STATE OF PENNSYLVANIA       )
                            ) SS.
COUNTY OF PHILADELPHIA      )

                                     Subscribed and sworn to before me this
                                     20th day of May, 2005

                                     /s/ Maureen A. Cullen
                                     --------------------------------
                                     Notary Public
                                     Commission Expires: September 13, 2008